Exhibit 99.1

Atlanta Braves Holdings Provides Corporate Governance Update

August 23, 2024

ATLANTA, Ga.--(BUSINESS WIRE)-- Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings” or the “Company”) (Nasdaq: BATRA, BATRK) announced today updates to voting and governance arrangements at the Company.

Terry McGuirk (“McGuirk”), Chairman and CEO of Braves Holdings, LLC, the parent company of the Atlanta Braves and the Braves Development Company, has entered into certain shareholder arrangements with Dr. John Malone (“Malone”), pursuant to which Malone has granted McGuirk a proxy to vote 887,079 shares of the Company’s Series B Common Stock owned by Malone, representing 44% of the Company’s outstanding voting power, on director elections, the approval or authorization of executive compensation and other routine matters.  Malone has also granted McGuirk a right of first refusal with respect to future transfers of the Company shares beneficially owned by Malone as well as certain appreciation rights with respect to the value of Malone’s Series B shares. These arrangements, which have been approved by Major League Baseball, will be described in further detail in filings to be made with the SEC by Malone and McGuirk.

“Terry has done a phenomenal job running the Braves organization, and I have tremendous faith in the work he and the rest of the Braves management team are doing,” said John Malone. “I want to thank Greg for his contributions to the Braves’ financial and strategic growth since Liberty’s acquisition in 2007, including the maturation of the business into a standalone public company. These arrangements will better align the routine voting and operational control of Atlanta Braves Holdings with the management of the baseball franchise and give Terry the opportunity to share in the value that he and the management team continue to create for shareholders, fans and the local community.”

“I am incredibly grateful to John for this opportunity and for the trust he has continuously placed in me and the Braves management team,” McGuirk said. “This transaction is a testament to the work our management team has been doing with the Braves organization in Atlanta, and the belief that John has in us to keep executing on our plan and driving shareholder value.”

“The Braves benefit from a large and loyal fan base, a talented young team and a solid financial profile. The formation of Atlanta Braves Holdings as a public company in July 2023 has enabled us to better highlight the value of this strong asset. This action is the final step in its progression as a standalone public company, and the Atlanta-based management team is well-equipped to take on the full operations and drive long-term returns for our shareholders,” said Greg Maffei, President and CEO of Atlanta Braves Holdings.

Atlanta Braves Holdings and Liberty Media Corporation (“Liberty Media”) intend to begin transitioning various general and administrative services currently provided by Liberty Media to the management of Atlanta Braves Holdings, including legal, tax, accounting, treasury, information technology, cybersecurity and investor relations support. As part of that transition, almost all of the current officer slate of the Company, including Mr. Maffei, will be stepping down, with the current officers of the Braves operating team assuming these roles at the end of August.

As of July 31, 2024, Malone beneficially owns approximately 96 thousand shares of Series A common stock, 946 thousand shares of Series B common stock and 3.0 million shares of Series C common stock in Atlanta Braves Holdings, representing approximately 47.5% of the Company’s voting power.

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. (NASDAQ: BATRA, BATRK) consists of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and the mixed-use real estate development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

Atlanta Braves Holdings, Inc.

Investor Contact

Shane Kleinstein

720-875-5432

Braves Media Contact
Jennifer Mastin Giglio
404-614-1336

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this communication, and Atlanta Braves Holdings expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Atlanta Braves Holdings’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Atlanta Braves Holdings, including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by Atlanta Braves Holdings’ subsequent filings with the SEC, for additional information about Atlanta Braves Holdings and about the risks and uncertainties related to Atlanta Braves Holdings’ business which may affect the statements made in this communication.